EXHIBIT 99.1

MMEX Resources Corp. Advances Solar Power Hydrogen Clean Fuels and

Carbon Capture Projects

MMEX has signed agreement to purchase additional 324 acres in Pecos County Texas and commences detailed engineering study for its clean fuels with carbon capture project

FORT STOCKTON, TEXAS – May 25 , 2021 – MMEX Resources Corp. (OTCPK: MMEX), a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, today announced it has signed project agreements to advance its first hydrogen and clean fuels with carbon capture projects along with expansion of its site in Pecos County, Texas.

Jack W. Hanks, President and CEO of MMEX Resources Corp. said, “ We are expanding our footprint in Pecos County, Texas to accommodate our solar powered clean energy projects which include potential production of hydrogen and ultra-low sulfur transportation fuels, both with carbon capture technology. We have signed an agreement to purchase an additional 324 acres adjacent to our existing 126 acre site. This will allow us to implement potentially all four process components: solar power, production of hydrogen, clean transportation fuels, and carbon capture.”

Hanks continued, “Our potential footprint of 450 acres allows expansion of our projects to include more hydrogen production, common rail and truck facilities and a solar complex with carbon capture. We are also announcing today, the commencement of our detailed engineering study with Polaris Engineering with its proprietary “UltraFuels® 2 Plus process,” to utilize the light crude oil and condensates from the Permian Basin to produce finished products of ultra-low sulfur diesel, gasoline, and IMO 2020 compliant marine fuel oil along with carbon capture from all major CO2 sources. The detailed engineering study is the first step leading to our potential financing.”

Gerry Obluda, Principal of Polaris Engineering added, “We are very excited to join with MMEX to put this Clean Energy initiative in motion. Our detailed engineering and cost study now underway puts into focus our UltraFuels® Plus Clean Energy process with a 95% reduction of traditional emissions along with carbon capture.”

1

About MMEX Resources Corp.

MMEX Resources Corporation (MMEX) is a development stage company formed to engage in the exploration, extraction, refining and distribution of oil, gas, petroleum products and electric power. MMEX focuses on the acquisition, development and financing of oil, gas, refining and electric power projects in Texas and South America. For more information about MMEX, visit www.mmexresources.com.

About Polaris Engineering.

Polaris Engineering is a full-service provider of engineering, procurement and construction for heavy industries around the world. Polaris Engineering has been operating for over 25 years in the Industrial Hub of Southwest Louisiana. Our company was founded and prospers by offering process engineering consulting and EPC services. We have built success by helping our clients find innovative and cost-effective process solutions to their operating and debottlenecking challenges. This process expertise is still a source of pride for our company today. https://polarisepc.com/

Media Inquiries

For MMEX Resources:

Kristen Quinn

Director, Public Relations

Paige PR

kristen@paigepr.com

MMEX Investor Inquiries

Please contact MMEX Resources Corp. directly at

Info@mmexresources.com

For Polaris Engineering:

Ray Fontenot

rfontenot@polarisepc.com

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to the Company’s ability to continue as a going concern, our lack of revenues, general business conditions, the requirement to obtain significant financing to pursue our business plan, our history of operating losses and other risks detailed from time to time in the Company’s SEC reports. In particular, readers should note MMEX undertakes no obligation to update forward-looking statements.

2